Exhibit 10.6

NOVATION AGREEMENT

PARTIES

Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University, of 1300 Morris Park Ave, Bronx, NY 10461,United States of America (AECOM); BioCryst Pharmaceuticals Inc of 4505 Emperor Blvd, Suite 200, Durham, NC27703, United States of America (BioCryst); Mundipharma International Corporation Limited (the permitted assignee of Mundipharma International Holdings Limited) of Mundipharma House, 14 Par-la Ville Road, Hamilton, Bermuda HMJX (Mundipharma), (each a Continuing Party and collectively, the Continuing Parties);

and

Callaghan Innovation Research Limited (formerly called Industrial Research Limited) registered in New Zealand under number 545472 (Retiring Party);

and

Victoria Link Limited, a wholly owned subsidiary of Victoria University of Wellington, registered in New Zealand under company number 540316 (Substitute Party);

together referred to as the Parties.

BACKGROUND

A.
Callaghan Innovation Research Limited hastransferred its Carbohydrate Chemistry Research Team and related intellectual property to Victoria Link Limited and agreements exist between Callaghan Innovation Research Limited and Victoria University of Wellington.

B.
Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University, BioCryst Pharmaceuticals Inc, Mundipharma International Corporation Limited and Callaghan Innovation Research Limitedare parties to the Novated Contracts (as defined below).

C.	The Parties have agreed to release and discharge:

(i) Callaghan Innovation Research Limited from the obligations and liabilities of Callaghan Innovation Research Limited to the Continuing Parties under the Novated Contracts on the condition that Victoria Link Limited agrees to assume each and every obligation and liability of Callaghan Innovation Research Limited to the Continuing Parties under the Novated Contracts and

(ii) The Continuing Parties from their obligations and liabilities to the Retiring Party as of the Effective Date in accordance with the terms and conditions set forth herein.

IT IS AGREED AS FOLLOWS

1.	DEFINITIONS AND INTERPRETATION

In this Agreement:

1.1	Agreement means this Agreement and all its schedules and attachments.

1.2	Continuing Parties means AECOM, BioCryst and Mundipharma, each of whom will continue to be bound under the Novated Contracts.

1.3	Effective Date means 6 January 2014.

1.4
Novated Contracts means the contract or contracts marked and annexed as Schedule 1 to this Agreement, including, but not limited to, the Insolvency Letter dated February 1, 2006 (as amended pursuant to the First Amendment to Insolvency Letter dated November 11, 2011) (the “Insolvency Letter”).

1.5
Retiring Party means Callaghan Innovation Research Limited, who is releasing and discharging the obligations and liabilities under the Novated Contracts to the Substitute Party in accordance with the terms and conditions set forth herein.

1.6
Substitute Party means Victoria Link Limited who is assuming the obligations and liabilities of the Retiring Party under the Novated Contracts in accordance with the terms and conditions set forth herein.

1.7
Working Day means any day on which registered banks are open for general banking business in Wellington, other than a Saturday, Sunday, public holiday in Wellington, New Zealand, or a day on which Victoria University of Wellington is closed (as identified in its calendar).

2.	NOVATION

2.1	With effect from the Effective Date, and subject to clauses 3.1 and 7.1, the Parties novate the Novated Contracts and the Substitute Party undertakes to the Continuing Parties that it will:

a.	replace the Retiring Party and be bound by the Novated Contracts; and

b.	discharge all of the obligations of the Retiring Party under the Novated Contracts and observe all the provisions of the Novated Contracts to the extent they ariseon or after the Effective Date; and

c.	be liable to the Continuing Parties for the performance of any obligations on the part of the Retiring Party under or in connection with the Novated Contractson or after the Effective Date.

3.	RELEASE OF RETIRING PARTY’S OBLIGATIONS

3.1
In consideration of the undertaking by the Substitute Party under clause 2.1 above, and subject to clause 7.1 and 7.2, with effect fromthe Effective Date the Continuing Parties release and discharge the Retiring Party from further performance of its obligations under the Novated Contracts and from all liabilities, claims and demands of any kind arising under or in connection with the Novated Contracts on or after the Effective Date but not prior to the Effective Date. The Retiring Party will continue to be liable to the Continuing Parties for all of its acts and omissions which occurred before the Effective Date as if this Agreement had never been executed.

4.	CONTINUING PARTIES’ OBLIGATIONS

4.1	Each Continuing Party undertakes to the Substitute Party that it will with effect from the Effective Date:

a.	discharge all of its respective obligations under the Novated Contracts and observe all the provisions of the Novated Contracts; and

b.	be liable to the Substitute Party for the performance of its respective obligations under or in connection with the Novated Contracts arising on or after the Effective Date.

5.	CESSATION OF RETIRING PARTY’S RIGHTS

5.1	Without prejudice to clauses 2.1 and 4.1 above, with effect fromthe Effective Date, the Retiring Party:

a.
shall cease to have any rights under the Novated Contracts in respect of any acts or omissions of the Continuing Partieson or after the Effective Date arising under or in connection with the Novated Contracts; and

b.
shall cease to be a third party beneficiary pursuant to section 13.6 (Pre-Existing Third Party License) of the Amended and Restated Development and License Agreement dated November 11th, 2011 by and Between BioCryst and MundiPharma (the “2011 DLA”) and shall cease to be entitled to enforce BioCryst’s rights thereunder in respect of anyacts or omissions of Mundipharma on or after the Effective Date arising under or in connection with the 2011 DLA.

Accordingly:

a.
the Retiring Party releases and discharges each Continuing Party from further performance of its respective obligations underthe Novated Contracts and from all liabilities, claims and demands of any kind arising under or in connection with the Novated Contracts on or after the Effective Date; and

b.
the Retiring Party releases and discharges Mundipharma from further performance of its obligations under the 2011 DLA and from all liabilities, claims and demands of any kind arising under or in connection with the 2011 DLA on or after the Effective Date.

6.	WARRANTIES AND ACKNOWLEDGEMENT

6.1	Each Continuing Party and the Retiring Party warrants to the Substituting Party that as at the Effective Date:

a.
the Novated Contracts constitute the entire agreement between the Continuing Party and the Retiring Party relating to the subject matter of the Novated Contracts with the understanding that a separate novation addresses certain additional agreements entered into by the AECOM, BioCryst, Substitute Party and Retiring Party; and

b.	so far as it is aware neither the Retiring Party nor the Continuing Parties is in default under the Novated Contracts which could lead to termination of the Novated Contracts.

6.2
The Continuing Parties and the Substitute Party acknowledge and agree that the Novated Contracts continue in full force and effect on and after the Effective Date in accordance with their terms as novated by this Agreement.

6.3	The Retiring Party and the Substitute Party each warrant to each Continuing Party that

a.
they have completed the appropriate documents and transfer so that each Continuing Partyis released of obligations from the Retiring Party for obligations going forward on and after the Effective Date of this Agreement; Contracts; and

b.
the Novated Contracts as set forth in Schedule I make reference to each and every agreement entered into by the Continuing Parties and the Retiring Party (subject to Section 6.1(a) of this Agreement) such that the Continuing Parties will enjoy the same rights and benenfits and assume the same obligations and liabilities as would be the case if the Continuing Parties had not entered into this Agreement.

6.4	The Substitute Party warrants to each Continuing Party that:

a.
It is a viable going concern and has the personnel, expertise and resources to carry out it obligations and responsibilities under the Novated Contracts and has the financial resources to assume any and all liabilities under the Novated Contracts; and

b.
the Substitute Party has the right to grant the rights and licences under the Novated Contracts, including the right to grant the rights and licensesunder the “Agreement Patents” (as defined in the Insolvency Letter).

7.	CONFIDENTIALITY

7.1
Pursuant to section 13.6 of the 2011 DLA, Mundipharma grants its consent for BioCryst to disclose Mundipharma’s Confidential Information (as defined in the 2011 DLA) to the Substitute Party. The Continuing Parties and the Substitute Party acknowledge and agree that such disclosure of Mundipharma’s Confidential Information shall be deemed to be “Licensee Confidential Information” subject to paragraph 5.03 of the AECOM/IRL License Agreement dated June 27, 2000 (as amended) (the 2000 LA).

7.2
Notwithstanding the novation effected by this Agreement, the Retiring Party will continue to be bound by any obligations of confidentiality and non-disclosure that the Retiring Party would have been under had the Retiring Party continued to be a Party of theNovated Contracts, including any such obligations pursuant to the 2000 LA.

8.	ASSIGNMENT AND AMENDMENT

8.1
Without the prior written approval of the Continuing Parties and the Substitute Party, which approval shall not be unreasonably withheld, no Continuing Party or Substitute Party will assign this Agreement except to a successor in title of by merger or sale of all or substantially all of such Party’s business to which this Agreement relates.

8.2	No amendment to this Agreement shall be binding unless in writing and agreed to and signed by the respective Parties.

9.	ENTIRE AGREEMENT

9.1
This Agreement, together with any documents referred to in it, constitutes the whole agreement between the Parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter.

10.	NOTICES

10.1	Any communication including any notice, consent, information, application or request that must or may be given or made to a Party under this Agreement, can be:

a.
in writing and sent to the physical address of the Party as listed in the Novated Contracts, or, with respect to the Retiring Party and the Substitute Party, as listedat clause 10.3, and marked for the attention of the person or office holder (if any) from time to time designated for that purpose by the relevant Party;

b.
in writing and sent to the email address of the Party as listed at clause 10.3 or of the person or office holder (if any) from time to time designated for that purpose by the relevant Party and followed by a hard copy sent by post in accordance with clause 10.1(a);

c.
in writing and delivered in person to the physical address of the Party as listed at clause 10.3, and marked for the attention of the person or office holder (if any) from time to time designated for that purpose by the relevant Party.

10.2	A communication including any notice, consent, information, application or request will be deemed to be received:

a.	by post, on the third Working Day after posting;

b.	by email,

i.
where it is transmitted on a Working Day, on the Working Day on which it is transmitted and at the time the email enters the recipient’s information system as evidenced by a delivery receipt requested by the sender and it is not returned undelivered as an error; or

ii.	where it is transmitted on a day other than a Working Day, at 9:00 a.m. on the subsequent Working Day after the date of transmission;

c.	by personal delivery, at the date and time it was delivered.

10.3	The physical address, email address and relevant person or office holder of the Retiring Party and the Substitute Party are set out below:

The University

Name:	Vice Provost Research and Chairman of VicLink
Address:	Victoria University of Wellington
PO Box 600
Wellington 6140

Email address:	kate.mcgrath@vuw.ac.nz

With a copy to:	In-house Solicitor
Victoria University of Wellington
PO Box 600
Wellington 6140
simon.johnson@vuw.ac.nz

Callaghan Innovation Research Limited

Name:	General Manager Research and Technical Services
Address:	Callaghan Innovation
PO Box 31310
Lower Hutt 5040
Email address:	Richard.Templer@callaghaninnovation.govt.nz

With a copy to:	Solicitor
Callaghan Innovation
PO Box 31310
Lower Hutt 5040
Pauline.Zumbach@callaghaninnovation.govt.nz

11.	GENERAL

11.1	A failure by a Party to enforce a provision of this Agreement will not constitute a waiver of any right to future enforcement of that or any other provision.

11.2	If any part of this Agreement is unenforceable, invalid or illegal, the other terms will remain in force.

11.3	This Agreement may be signed in counterparts, including by facsimile or email, all of which, when taken together, will constitute one and the same document.

11.4
This Agreement will be governed and construed under the laws of New York, without regard to its choice of law principles.The Parties hereby irrevocably submit to the jurisdiction of the courts located in the County and State of New York.

Executed as an Agreement:

Signed by Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University:

/s/ John L. Harb
Signature

John L. Harb
Name of authorised signatory

Assistant Dean
Scientific Operations
Position of authorised signatory

Date: 6 May 2015

Signed by BioCryst Pharmaceuticals Inc:

/s/ Alane Barnes
Signature

Alane Barnes
Name of authorised signatory

VP, General Counsel & Corporate Secretary
Position of authorised signatory

Date: 18 May 2015

Signed by Mundipharma International Corporation Limited:

/s/ Douglas Docherty
Signature

Douglas Docherty
Name of authorised signatory

Director / General Manager
Position of authorised signatory

Date: 6 May 2015

Signed by Callaghan Innovation Research Limited:

/s/ Monica Roach
Witness Signature	/s/ Richard Templer
Signature of Attorney

Monica Roach	Name: Richard Templer
Name of Witness	Position: General Manager Research and Technical Services

Wellington, New Zealand
Location of Witness
Date: 1 May 2015

Solicitor
Occupation of Witness

Signed by Victoria Link Limited:

/s/ Simone Smith	/s/ G.A. Todd
Witness Signature	Signature

Simone Smith	G.A. Todd
Name of Witness	Name of authorised signatory

Wellington, New Zealand	Managing Director
Location of Witness	Position of authorised signatory

Administration Manager
Occupation of Witness
Date: 6 May 2015

SCHEDULE 1

[BIOCRYST PHARMACEUTICALS, INC. LETTERHEAD]

February 1, 2006

Mr. John L. Harb
Albert Einstein College of Medicine of Yeshiva University
Jack and Pearl Resnick Campus, 1300 Morris Park Avenue
Bronx, New York 10461

Dr. Tony Price
Industrial Research Ltd.
Gracefield Research Centre
Gracefield Road
P.O. Box 31-310
Lower Hutt, New Zealand

Re: BioCryst Insolvency

Dear Messrs. Harb and Price:

In connection with BioCryst Pharmaceutical, Inc.'s ("**BioCryst**") ongoing relationship with Albert Einstein College of Medicine of Yeshiva University ("**AECOM**"), a division of Yeshiva University, and Industrial Research Ltd. ("**IRL**", and together with AECOM, "**Licensor**") under the License Agreement dated as of June 27, 2000, as amended pursuant to the First Amendment Agreement dated July 26, 2002 and pursuant to the Second Amendment Agreement dated April 15, 2005 by and between BioCryst and Licensor (the "**AECOM/IRL License Agreement**"), as supplemented by the Consent and Waiver by and between BioCryst and Licensor dated February 1, 2006 (the "**Consent and Waiver**"), Licensor and BioCryst hereby agree that:

1. In the event that (i) (A) BioCryst makes a general assignment for the benefit of creditors, or there shall have been appointed a receiver, trustee or other custodian for BioCryst for all or a substantial part of its assets, or any case shall have been commenced in bankruptcy or seeking the reorganization, liquidation, dissolution or winding-up of BioCryst or any other relief under any bankruptcy, insolvency, reorganization or other similar act or Legal Requirements (each, an "**Insolvency Event**"), and (B) the AECOM/IRL License Agreement is rejected in connection with such Insolvency Event by final, non-appealable order, or (ii) BioCryst terminates the AECOM/IRL License Agreement pursuant to Section 10.02 of the AECOM/IRL License Agreement, and in the case of either clause (i) or (ii), Mundipharma International Holdings Limited (or the Mundipharma Permitted Assignee) ("**Mundipharma**") is not then in material breach of that certain Development and License Agreement by and between BioCryst and Mundipharma dated as of February 1, 2006 (the "**Mundipharma License Agreement**"), then Licensor hereby agrees to (x) grant to Mundipharma, an exclusive, royalty-bearing, right and license in the Territory, with the right to sublicense to the affiliates of Mundipharma set out on Exhibit A hereto (and to the wholly owned subsidiaries of Mundipharma and the wholly owned subsidiaries of such affiliates of Mundipharma set out on Exhibit A hereto), under the Agreement Patents (as defined in the AECOM/IRL License Agreement) to develop, make, have made, package and have packaged, use, promote, market, offer for sale, sell and import Licensed Products in the Field, subject to Licensor's retained rights under Section 2 of the AECOM/IRL License Agreement, on those financial and other terms no less favorable to Mundipharma than those given to BioCryst under the AECOM/IRL License Agreement, and (y) to waive any and all claims Licensor has or may have against BioCryst and/or its trustee solely as a result of the rejection of the AECOM/IRL License Agreement.

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2. In the event that pursuant to Paragraph 1 above Licensor is obligated to grant Mundipharma the right and license described in clause (x) of such Paragraph 1 above and has negotiated with Mundipharma in good faith, and Mundipharma has not agreed to accept the financial and other terms of such right and license offered by Licensor (which, in no event shall be less favorable to Mundipharma than those given to BioCryst under the AECOM/IRL License Agreement) prior to the three month anniversary of the notice to Mundipharma of either (i) the rejection of the AECOM/IRL License Agreement or (ii) BioCryst's termination of the AECOM/IRL License Agreement pursuant to Section 10.02 of the AECOM/IRL License Agreement, whichever has triggered the application of clause (x) of Paragraph 1 above, Licensor shall have no further obligation to Mundipharma and this letter agreement shall terminate and have no further effect.

3. Licensor and BioCryst hereby agree that Mundipharma is an intended third party beneficiary of this letter agreement and that none of the terms of this letter agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Licensor, BioCryst and Mundipharma.

4. For purposes of this letter agreement, capitalized terms used herein without definition or reference will have the meanings set forth on Exhibit B hereto.

5. To the extent any provision in this letter conflicts with the AECOM/IRL License Agreement or the Consent and Waiver, this letter shall govern; however, BioCryst and Licensor acknowledge and agree that the AECOM/IRL License Agreement shall continue in full force and effect. This letter agreement is made in accordance with and shall be governed and construed under the laws of New York, without regard to its choice of law principles. Licensor and BioCryst hereby irrevocably submit to the jurisdiction of the courts located in the County and State of New York.

[Remainder of page intentionally left blank]

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If the foregoing accurately sets forth our agreement with respect to the subject matter hereof, please countersign below and return a signed copy of this letter to my attention.

Very Truly Yours,

BIOCRYST PHARMACEUTICALS, INC.

By:____________________________________
Name:
Title:

Acknowledged and Agreed:

ALBERT EINSTEIN COLLEGE OF MEDICINE OF YESHIVA UNIVERSITY

By:____________________________________
Name: Emanuel Genn
Title: Associate Dean for Business Affairs

INDUSTRIAL RESEARCH LIMITED

By:____________________________________
Name:
Title:

MUNDIPHARMA INTERNATIONAL HOLDINGS LIMITED

By:____________________________________
Name:
Title

5509/13861-003 Current/8262458v3

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If the foregoing accurately sets forth our agreement with respect to the subject matter hereof, please countersign below and return a signed copy of this letter to my attention.

Very Truly Yours,

BIOCRYST PHARMACEUTICALS, INC.

By:____________________________
Name:
Title:

Acknowledged and Agreed:

ALBERT EINSTEIN COLLEGE OF MEDICINE OF YESHIVA UNIVERSITY

By:____________________________
Name:
Title:

INDUSTRIAL RESEARCH LIMITED

By: D. A. Price
Name: Dr Tony Price
Title: Chief Executive Officer

MUNDIPHARMA INTERNATIONAL HOLDINGS LIMITED

By:____________________________
Name:
Title

5509/13881-003 Current/8262458v3

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FIRST AMENDMENT TO INSOLVENCY LETTER

This **First Amendment to the Insolvency Letter** is made effective as of November , 2011, by and among Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University, a corporation organized and existing under the laws of the State of New York, having an office and place of business at 1300 Morris Park Avenue, Bronx, New York 10461 ("**AECOM**"), Industrial Research Ltd., a company organized and existing under the laws of New Zealand, having an office and place of business at Gracefield Research Centre, Gracefield Road, P.O. Box 31-310, Lower Hutt, New Zealand ("**Industrial**") (AECOM and Industrial are collectively referred to herein as "**Licensor**"), BioCryst Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware having an office and place of business at 4505 Emperor Blvd, Durham, NC 27703 ("**Licensee**") and Mundipharma International Corporation Limited, a Bermudan company, having offices at Mundipharma House, 14 Par-la Ville Road, Hamilton, Bermuda HMJX ("**Mundipharma**").

STATEMENT

WHEREAS, in 2006, Licensee entered into a certain Development and License Agreement (the "**Mundipharma License**") with Mundipharma International Holdings Limited and, in connection with such Development and License Agreement, Licensor , Licensee and Mundipharma entered into a certain letter agreement dated as of February 1, 2006 providing for certain actions in the event of the Licensee's insolvency (the "**Insolvency Letter**");

WHEREAS, Licensee has informed Licensor that Licensee and Mundipharma (Mundipharma International Holdings Limited's permitted assignee), intend to modify the Mundipharma License; and

WHEREAS, Licensor is willing to amend the Insolvency Letter in order to allow Licensee and Mundipharma to modify the Mundipharma License.

NOW, THEREFORE, in consideration of the mutual covenants contained in the Insolvency Letter and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Sub-section (x) of the numbered paragraph 1of the Insolvency Letter is hereby deleted in its entirety, and the following shall be substituted in lieu of sub-section (x)):

> "(x) grant to Mundipharma, an exclusive, royalty-bearing, worldwide right and license, with the right to sublicense to Mundipharma's Associates without additional consent, under the Agreement Patents (as defined in the AECOM/IRL License Agreement) to develop, make, have made, package and have packaged, use, promote, market, offer for sale, sell and import Licensed Products in the Field, subject to Licensor's retained rights under the AECOM/IRL License Agreement, on those financial and other terms no less favorable to Mundipharma than those given to the Licensee under the AECOM/IRL License Agreement, and"

2. The definition "**BioCryst Patents**" is hereby deleted, and the following shall be substituted in lieu thereof:

"**BioCryst Patents**" means those patents and patent applications set forth on Schedule 1 hereto, and all patents and patent applications that claim priority to any of the foregoing or which claim inventions related to the manufacture, use or sale of the Compound or Licensed Products in any country throughout the world (the "**Territory**"), which patent applications and patents are owned or controlled by BioCryst or its Associates, or as to which BioCryst or any of its Associates have a license with rights to sublicense, during the term of the Mundipharma License, and any extensions, supplementary protection certificates, continuations, continuations-in-part, divisions, reissues, re-examinations, additions, substitutions, confirmations, registrations, or re-validations of or to any of the foregoing.

3. The following definition of "**New Indication**" shall be added to Exhibit B:

"**New Indications**" means any indication outside the Field (excluding hyperuricemia and gout).

4. The definition of "**Field**" is hereby deleted, and the following shall be substituted in lieu thereof:

"**Field**" means the treatment of all Cancerous States and/or Pre-Cancerous States in humans and, if and when granted, any New Indication.

The applicable provisions of this First Amendment to the Insolvency Letter shall be deemed to be incorporated into the Insolvency Letter in full and to be an integral part thereof as though fully set forth therein. With the exception of the above amendments, all other provisions of the Insolvency Letter shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have entered into and executed this First Amendment Agreement as of the date first above written.

ALBERT EINSTEIN COLLEGE OF MEDICINE OF YESHIVA UNIVERSITY	BIOCRYST PHARMACEUTICALS, INC.
By: [signature]	By: [signature]
Name: JOHN L. HARB ASSISTANT DEAN SCIENTIFIC OPERATIONS	Name: Alane Barnes
Title__________	Title VP, General Counsel

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INDUSTRIAL RESEARCH, LTD.

By: [signature]

Name: S. Coffey

Title CEO, Industrial Research Ltd

MUNDIPHARMA INTERNATIONAL CORPORATION LIMITED

By: [signature]

Name: DOUGLAS DOCHERTY

Title GENERAL MANAGER

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